SCHEDULE 14A INFORMATION

                         (Rule 14a-101)

             INFORMATION REQUIRED IN PROXY STATEMENT

                    SCHEDULE 14A INFORMATION

     Proxy Statement Pursuant to Section 14(a) of the Securities
     Exchange Act of 1934
                       (Amendment No. ___)
     Filed by the Registrant  [ X ]
     Filed by a Party other than the Registrant   [    ]
     Check the appropriate box:
     [    ]    Preliminary Proxy Statement
     [    ]    Confidential, for Use of the Commission Only (as
     permitted by Rule 14a-6(e)(2))
     [    ]    Definitive Proxy Statement
     [ X ]     Definitive Additional Materials
     [    ]    Soliciting Material Pursuant to Section
     240.14a-11(c) or Section 240.14a-12

                       UNICOM CORPORATION

        (Name of Registrant as Specified in its Charter)

    (Name of Person Filing Proxy Statement if other than the
                           Registrant)
     Payment of Filing Fee (Check the appropriate box):
     [ X ]     No Fee required
     [    ]    Fee computed on table below per Exchange Act Rules
     14a-6(i)(4) and 0-11
          1) Title of each class of securities to which transaction applies:
          2)   Aggregate number of securities to which
          transaction applies:
          3)   Per unit price or other underlying value of
               transaction computed pursuant to Exchange Act Rule
               0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
          4)   Proposed maximum aggregate value of transaction:
          5)   Total Fee paid:

     [    ]    Fee paid previously with preliminary materials.
     [    ]    Check box if any part of the fee is offset as
          provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form of Schedule and the date of its filing.
          1)   Amount Previously Paid:
          2)   Form, Schedule or Registration Statement No.:
          3)   Filing Party:
          4)   Date Filed:


               The following is the text of slides appearing on cable television in various offices of Unicom Corporation regarding the merger of Unicom Corporation and PECO Energy
     Company to form Exelon Corporation.

               The following communications contain certain
     "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are naturally subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein. The forward-looking statements herein include statements about future financial and operating results and the proposed merger involving PECO Energy Company and Unicom Corporation. The following factors, among others, could cause actual results to differ materially from those described herein: inability to obtain, or meet conditions imposed for, governmental approvals for the merger; failure of the PECO Energy Company or Unicom Corporation stockholders to approve the merger; the risk that the PECO Energy Company and Unicom Corporation businesses will not be integrated successfully; and other economic, business, competitive and/or regulatory factors affecting PECO Energy Company's and Unicom's businesses generally. More detailed information about those factors is set forth in the joint proxy statement/prospectus regarding the proposed merger. Neither PECO Energy Company nor Unicom Corporation is under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.


                   * * * * * * * * * * * * * *

               Investors and security holders are urged to read the joint proxy statement/prospectus regarding the business combination transaction referenced in the foregoing information because it contains important information. The joint proxy statement/prospectus has been filed with the Securities and Exchange Commission by Exelon Corporation. The joint proxy statement/prospectus was declared effective by the Commission on May 15, 2000. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus and other documents filed by PECO Energy Company and Unicom Corporation with the Commission at the Commission's web site at www.sec.gov. The joint proxy statement/prospectus and these other documents may also be obtained for free from PECO Energy Company or from Unicom Corporation.

                    SLIDE 1 [various options]


     Did You Know ...
     Unicom needs "YES" votes from 2/3rds of all outstanding shares. Vote Your Shares Today!

     Did You Know ...
     For Unicom shareholders: If you don't vote, it's a "NO" vote. Vote Your Shares Today!

     Did You Know ...
     By voting "YES", you will help build a solid future for Unicom and ComEd. Vote Your Shares Today!

     Did You Know ...
     The merger positions both companies for earnings growth, competitive success and industry leadership. Vote Your
     Shares Today!

     Did You Know ...
     Exelon will be one of the nation's largest energy companies, with approximately 5 million customers. Vote Your Shares
     Today!

     Did You Know ...
     Exelon is targeting 10% annual earnings growth in the year immediately following the merger. Vote Your Shares Today!

     Did You Know ...
     Exelon will be the largest nuclear operator in the United
     States, with over 16,500 MW of nuclear capacity.  Vote Your
     Shares Today!

     Did You Know ...
     Exelon will be one of the nation's largest utilities in terms of annual revenues - over $12 billion. Vote Your
     Shares Today!

     Did You Know ...
     Unicom shareholders will receive $3.00 in cash and 0.875 shares of Exelon common stock for every share of Unicom common stock that they own. Vote Your Shares Today!

     Did You Know ...
     Exelon Corporate Headquarters will be located in Chicago.

     Did You Know ...
     Exelon intends to pay annual dividends of $1.69 per share in the years following the merger. Vote Your Shares Today!

     Did You Know ...
     We are making progress with regulatory approvals.
     FERC approved our merger without conditions and the U. S.
     Department of Justice has completed its review.

     [Graphic on each slide: a campaign button labeled "Vote Yes!
      Unicom-PECO Energy Merger -- Your Vote Counts -- Help Create
      Exelon"]

                             SLIDE 2

     Voting Is Easy.
     You can vote by mail, by phone or over the Internet.
     Simply follow the instructions on your proxy card.
     Vote Your Shares Today!



     [Graphic: a campaign button labeled "Vote Yes! Unicom-PECO
     Energy Merger -- Your Vote Counts -- Help Create Exelon"]


                             SLIDE 3

     Do you have questions about the merger, the proxy statement or voting?
     Get answers by calling 1-800-566-9061.

     [Graphic: a campaign button labeled "Vote Yes! Unicom-PECO
     Energy Merger -- Your Vote Counts -- Help Create Exelon"]


                             SLIDE 4

     If you know a Unicom shareholder - family, friend or neighbor - talk to them about the merger. Every vote counts!

     [Graphic: a campaign button labeled "Vote Yes! Unicom-PECO
     Energy Merger -- Your Vote Counts -- Help Create Exelon"]